FIRST AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated effective as of May 1, 1998, is made by and between MOTO PHOTO, INC., a Delaware corporation, (hereinafter called "Borrower"), and THE PROVIDENT BANK, an Ohio banking corporation, (hereinafter called "Bank").

                                  WITNESSETH:

     WHEREAS, Borrower and the Bank entered into a Loan and Security Agreement dated February 19, 1997 (the "Loan Agreement"), providing for, among other things, a line of credit loan from Bank to Borrower;

     WHEREAS, in addition to the line of credit loan, Bank made, among other loans, an overline loan to Borrower;

     WHEREAS, Borrower and Bank wish to amend the terms of the Loan Agreement to: (1) reduce the interest rate, decrease the maximum credit amount and extend the maturity of the line of credit loan; (2) terminate the overline loan; (3) provide another facility to Borrower for capital expenditures; and (4) to modify certain other terms and conditions of the loans provided for therein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Bank and Borrower hereby agree, as follows:

     1. Section 2.1(i) of the Loan Agreement, is hereby revised and replaced in part, to read as follows:

          2.1 Loans. The Bank shall make a total of four (4) loans to the Borrower, on the terms and conditions contained herein, consisting of an Automated Line of Credit Loan (`Line of Credit Loan''), a Fixed Rate Term Loan and a Variable Rate Term Loan (collectively `Term Loans''), and a Capital Expenditure Facility (`Capital Expenditure Loan''). All loans shall be herein collectively called the `Loans''.

               (i) Line of Credit. Subject to the terms and conditions of this Agreement, the Bank agrees to lend and re-lend to the Borrower at any time and from time to time on and after the date hereof and prior to April 30, 2000, an aggregate principal amount not to exceed at any one time outstanding, the lesser of (i) $2,000,000 or (ii) the then-current Borrowing Base, as defined herein, (the lesser of (i) or (ii) being referred to hereinafter as the `Maximum Line of Credit Loan Amount').

               From time to time, during the term of the Line of Credit Loan, Bank may request, and Borrower shall provide Bank within ten (10) days of such request, with a true and correct Borrowing Base Certificate, in the form attached hereto as Exhibit A, stating the Borrowing Base for the preceding month. Borrower shall on demand immediately repay any amounts outstanding that are in excess of the aggregate of the Maximum Line of Credit Loan Amount. All such loans will be made from time to time, and neither this Agreement nor any loans or other action by the Bank shall obligate the Bank to make further loans to the Borrower. Such loans may be made in excess of the Maximum Line of Credit Loan Amount in the sole discretion of the Bank.

     2. Section 2.1(iv), Overline Loan, is hereby deleted and Section 2.1 (iv) of the Loan Agreement is hereby revised and replaced in its entirety to read as follows:

          (iv) Capital Expenditure Loan. Subject to the terms and conditions of this Agreement, the Bank agrees to lend and re-lend to the Borrower at any time and from time to time on and after the date hereof and prior to April 30, 1999 (the `Draw Period''), an aggregate principal amount not to exceed at any one time outstanding, $1,250,000 ("Maximum Capital Expenditure Loan Amount").

              Funds advanced under the Capital Expenditure Loan shall be used to finance Borrower's capital expenditures. All such loans hereunder will be made from time to time in the reasonable discretion of the Bank, and neither this Agreement nor any loans or other action by the Bank shall obligate the Bank to make further loans to the Borrower. Notwithstanding the foregoing, Bank shall be required to make loans hereunder to Borrower provided that no Event of Default, as hereinafter defined, exists or is continuing.

     3. Subparagraphs (a) and (c) of Section 5.15, Financial Covenants, are hereby revised and replaced in their entirety to read as follows:

          (a) A ratio of Consolidated Liabilities to Consolidated Net Worth of not more than 6.0 to 1.0 at the end of the fiscal quarter of Borrower ending on the last day of June 30, 1998 and at the end of each fiscal quarter thereafter.

          (c) A capital expenditure limit of $2,000,000 per calendar year during the term of this Agreement.

     4. Section 6.3, Contingent Liabilities, is hereby revised and replaced in its entirety to read as follows:

          Contingent Liabilities. Endorse, guarantee or become surety for the obligations of any person, firm or corporation, except that the Borrower may:
(i) endorse checks and negotiable instruments for collection or deposit in the ordinary course of business, (ii) guarantee or become a surety for the leases or other obligations of any franchisees in connection with the operation by such franchisees of a franchise (`Franchisee Obligations''), provided, however, that the total aggregate amount of all such Franchisee Obligations (other than obligations on leases existing as of the date of the effective date of this Amendment) shall not exceed $500,000 during the term of the Loan Agreement;
(iii) do so pursuant to that certain Project Agreement between Borrower and Fuji Photo Film USA, Inc., under date of February 6, 1998, for the Moto Photo Quick Start Program; and (iv) become obligated under leases or other obligations in connection with the lease of a store site for which the Borrower did not have a franchisee at the time the lease was executed ("Store Lease Obligations"), except that, Borrower may not be or become obligated for more than ten (10) store leases at any one time.

     5. Section 6.10, Indebtedness, is hereby revised and replaced in its entirety to read as follows:

          Indebtedness. Directly or indirectly create, incur, assume, guaranty or be or remain liable with respect to any indebtedness, except for (a) the Obligations, (b) any existing indebtedness disclosed in the financial statements referenced in Section 4.4 hereof, (c) any purchase money indebtedness not to exceed $750,000 per year, (d) any Franchisee Obligations (other than obligations on leases existing as of the date of this Agreement) not to exceed $500,000 during the term of the Loan Agreement, as provided in Section 6.3 hereof, (e) any Store Lease Obligations authorized pursuant to Section 6.3(iv) of the Loan Agreement as amended, which Store Lease Obligations shall not relate to more than ten (10) locations at any one time.

     6.   Conditions Precedent.   The obligations of the Bank to enter into this
Amendment and to continue to make advances under the Note(s) to Borrower are conditioned upon Borrower delivering to Bank the following documents, in form and substance satisfactory to the Bank and satisfaction of the following conditions:

          A. Properly executed: (i) Amended and Restated Line of Credit Promissory Note; (ii) First Amendment to Loan and Security Agreement; and (iii) Capital Expenditure Promissory Note;

          B. Certified copy of a resolution of the board of directors of Borrower authorizing the execution and delivery of this Amendment, the Amended and Restated Line of Credit Promissory Note and the Capital Expenditure Promissory Note, the borrowing contemplated herein, the pledging of assets, and the assumption of all other undertakings provided for herein;

          C. Borrower shall have paid all reasonable fees and expenses incurred by the Bank with respect to this Amendment, including, but not limited to, legal fees;

          D. Bank shall have returned the original executed copy of the Overline Note to Borrower marked `cancelled''; and

          E. Such other documents as Bank or its counsel may reasonably request.

     7. Representations and Warranties. In order to induce the Bank to enter into this Amendment, Borrower hereby makes and restates in their entirety all of the representations and warranties set forth in Section 4 of the Loan Agreement, except that those representations and warranties regarding financial statements shall refer to the financial statements as of and for the last period submitted by Borrower to Bank, which representations and warranties are true in all material respects as of the date of this Amendment and shall survive the execution and delivery of this Amendment, the Amended and Restated Line of Credit Promissory Note and the Capital Expenditure Promissory Note.

     8. Effect of this Amendment; Continuation of Loan Agreement. Borrower and the Bank agree that:

          (a) the execution and delivery of this Amendment is not intended to discharge any obligation of Borrower due the Bank under the Loan Agreement or this Amendment;

          (b) there is no novation by the execution and delivery of this Amendment;

          (c) all the terms and conditions contained in the Loan Agreement, as amended, and all documents executed in accordance therewith, except as specifically modified herein, shall continue unchanged and remain in full force and effect; and

          (d) Capitalized terms used in this Amendment and not defined herein shall have the meanings attributed to them in the Loan Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment duly to be executed as of the day and year first above written.


                              MOTO PHOTO, INC.
                              (a Delaware corporation)


                              By:
                                 --------------------------------
                                   DAVID A. MASON
                              Its: Executive Vice President



                              THE PROVIDENT BANK


                              By
                                -----------------------------------
                                   Terri Meadows